Exhibit 99.1

Maven is owned and operated by Jerrick Media Holdings, Inc.

Forward Looking Statements This presentation includes forward - looking statements that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company’s progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward - looking statements represent management’s opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company’s operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the company’s periodic filings with the US Securities and Exchange Commission. The company undertakes no obligation to update the results of these forward - looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. This presentation does not constitute an offer to sell securities including but not limited to within any jurisdiction in which the sale of such securities would be unlawful. This presentation does not constitute a solicitation or offer to sell securities. Any securities which may be offered by the company as contemplated by the terms described herein will be offered without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration afforded by Section 4(2) of the Securities act and Regulation D, Rule 506 promulgated thereunder. Such offer and the information set forth herein have not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information set forth herein been passed upon, by the Securities and Exchange Commission or any state securities administrator. Any representation to the contrary is a criminal offense. An investment in the securities offered by the company is speculative and involves a high degree of risk. Investment in the securities offered hereby is suitable only for persons of substantial financial means who can afford a total loss of their investment. Maven is owned and operated by Jerrick Media Holdings, Inc.

s Maven: the platform that helps financial institutions save money, stabilize, and rebuild research departments through technology and data. Maven is owned and operated by Jerrick Media Holdings, Inc.

The Problem Problem 1 Starting in the 1990s, technology has seen an exponential decline in trading commissions, requiring accelerated trading to compensate for collapsing margins and escalating costs of research. Research and trading are inherently linked. Problem 2 Institutions struggle with providing a best - in - class digital infrastructure for regulators and clients to provide transparency in an environment increasingly swayed by social media and outside influences. Problem 3 With the disruption of MiFID, banking and capital market institutions must embrace platform technology, digital transactional models and data analytics to prevent value erosion due to a deteriorating qualitative environment of general research and security. MiFID is coming… The Markets in Financial Instruments Directive (MiFID) will disrupt the institutional research and investment advisory space. Legacy technology created a decentralized and fragmented environment, MiFID intends to democratize it, and Maven can provide the platform. Maven is owned and operated by Jerrick Media Holdings, Inc.

The Solution The solution is Maven An open centralized platform that allows approved research analysts and institutions to publish, track performance, and process valuable data, while providing a safe and secure environment for transactions and usage data transparency. Maven is owned and operated by Jerrick Media Holdings, Inc.

Sell Side Advantage — Institutional Research Post MiFID Approved analysts create effortlessly with a secure, best - in - class editor. Publish in a compliant ecosystem; human curation and data driven analytics. Prioritize and amplify the institution’s rank, data and research. Optimize, diversify and monetize resources post MiFID. Maven is owned and operated by Jerrick Media Holdings, Inc.

Buy Side Advantage — Institutional Research Post MiFID Best - in - class discovery of research and coverage. Customize your investment analysis and process. Democratized data surfaces quality reports with automation and human curation. Budget and optimize external research spend. Maven is owned and operated by Jerrick Media Holdings, Inc.

Maven: merging institutional expertise with visionary technology based solutions. For more information, contact us: maven@jerrick.media Maven is owned and operated by Jerrick Media Holdings, Inc.